                                                                    EXHIBIT 99.1

                       ALTEON ANNOUNCES FINANCIAL RESULTS
                 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003

Ramsey, New Jersey, November 13, 2003 - Alteon Inc. (AMEX: ALT) announced today a net loss of $1,707,265 for the three months ended September 30, 2003. This compares to a net loss of $5,213,063 for the same period in 2002. The net loss applicable to common stockholders, which includes a non-cash preferred stock dividend, was $2,672,269 or $0.07 per diluted share for the three months ended September 30, 2003, as compared to $6,100,221 or $0.19 per diluted share for the same period in 2002. Also included in the net loss applicable to common stockholders is non-cash variable stock compensation (benefit)/expense of $(1,539,537) and $0 for the three months ended September 30, 2003 and 2002, respectively, due to fluctuations in our stock price. Research and development expenses decreased by $2,165,717 or 50.0%, as compared to the three months ended September 30, 2002, primarily as a result of the completion, in the second quarter of 2003, of the Phase 2b SAPPHIRE and SILVER trial of ALT-711 for systolic hypertension.

For the nine months ended September 30, 2003, Alteon had a net loss of $11,991,796. This compares to a net loss of $13,798,853 for the same period in 2002. The net loss applicable to common stockholders, which includes a non-cash preferred stock dividend, was $14,796,964 or $0.42 per diluted share for the nine months ended September 30, 2003, as compared to $16,377,730 or $0.52 per diluted share for the same period in 2002. Non-cash variable stock compensation expense/(benefit) for the nine months ended September 30, 2003 and 2002 was $20,019 and $(1,409,151), respectively, due to fluctuations in our stock price. Investment income decreased due to short-term interest rates and lower investment balances. Cash and cash equivalents and short-term investments at September 30, 2003, totaled $11,933,691.

On October 15, 2003, pursuant to a Stock Purchase Agreement, as amended, the Company sold 4,457,146 shares of common stock to a number of unaffiliated institutional investors at a purchase price of $1.75 per share for net proceeds of approximately $7,760,000.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications. Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. Alteon's lead compound, ALT-711, the only A.G.E. Crosslink Breaker in advanced human testing, has demonstrated safety and efficacy in several Phase 2 trials and is actively being developed for systolic hypertension and heart failure. For more information on Alteon, visit the company's website at www.alteon.com.

                                      # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                   ALTEON INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                     Three Months Ended               Nine Months Ended
                                                                        September 30,                    September 30,
                                                              -----------------------------    ----------------------------------
                                                                   2003            2002             2003               2002
                                                                   ----            ----             ----               ----
Investment Income                                             $     35,623     $     93,376    $       139,521    $       346,020
                                                              -------------    -------------   ----------------   ---------------
Expenses:
   Research and Development
   (which includes non-cash variable stock
   compensation (benefit)/expense of
   $(63,620) and $0 for the three months
   ended September 30, 2003 and 2002,
   respectively, and $20,019 and
   $(93,516) for the nine months ended
   September 30, 2003 and 2002, respectively)                    2,165,182        4,330,899          8,330,120         11,982,313

   General and Administrative
   (which includes non-cash variable stock
   compensation (benefit)/expense of
   $(1,475,917) and $0 for the three months
   ended September 30, 2003 and 2002,
   respectively, and $0 and $(1,315,635) for the
   nine months ended September 30, 2003 and
   2002, respectively)                                            (422,294)         975,540          3,801,197          2,162,560
                                                              -------------    -------------   ----------------   ---------------

Total Expenses                                                $  1,742,888     $  5,306,439    $    12,131,317    $    14,144,873
                                                              -------------    -------------   ----------------   ---------------
Net Loss                                                      $ (1,707,265)    $ (5,213,063)   $   (11,991,796)   $   (13,798,853)
                                                              -------------    -------------   ----------------   ---------------
Preferred Stock Dividends                                          965,004          887,158          2,805,168          2,578,877
                                                              -------------    -------------   ----------------   ---------------
Net Loss Applicable to Common Stockholders                    $ (2,672,269)    $ (6,100,221)   $   (14,796,964)   $   (16,377,730)
                                                              =============    =============   ================   ===============
Basic/Diluted Loss Per Share Applicable to Common
   Stockholders                                               $      (0.07)    $      (0.19)   $         (0.42)   $         (0.52)
                                                              =============    =============   ===============    ===============
Weighted Average Common Shares Used in
   Computing Basic/Diluted Loss Per Share                       35,961,899       31,878,525         35,173,908         31,731,160

                           SELECTED BALANCE SHEET DATA
                                   (Unaudited)

                                                                           September 30,             December 31,
                                                                               2003                      2002
                                                                               ----                      ----
Cash and Cash Equivalents and Short-term Investments                      $ 11,933,691             $  17,438,613
Total Assets                                                                12,419,188                18,099,360
Accumulated Deficit                                                       (184,172,558)             (169,375,594)
Total Stockholders' Equity                                                  10,045,741                14,303,237